UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2020

Iterum Therapeutics plc

(Exact name of registrant as specified in its charter)

Ireland	001-38503	98-1283148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Block 2 Floor 3, Harcourt Centre, Harcourt Street, Dublin 2, Ireland		Not Applicable
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +353 1 903 8920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	ITRM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement

On January 16, 2020, Iterum Therapeutics Bermuda Limited, a company formed under the laws of Bermuda (the “Issuer”) and a wholly-owned subsidiary of Iterum Therapeutics plc (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with the Company, the Company’s wholly-owned subsidiaries and a group of accredited investors, as set forth therein (the “Investors”), pursuant to which the Issuer agreed to issue and sell to the Investors in a private placement (the “Private Placement”) approximately $51.9 million aggregate principal amount of its 6.500% exchangeable senior subordinated notes due 2025 (the “Exchangeable Notes”) and $0.1 million aggregate principal amount of its limited recourse royalty-linked subordinated notes (the “RLNs” and, together with the Exchangeable Notes, the “Securities”). The Securities will be sold in units (the “Units”) with each Unit consisting of $1,000 principal amount of Exchangeable Notes and 50 RLNs. The Units will be sold at a price of $1,000 per Unit. The Issuer’s obligations under the Securities will be guaranteed by the Company and its wholly-owned subsidiaries (collectively, the “Guarantors”).

The Investors included entities affiliated with Sarissa Capital Management LP (“Sarissa”) and RA Capital Management and entities affiliated with certain members of the Company’s board of directors, including Brenton Ahrens, Mark Chin, James Healy, Patrick Heron, Ronald Hunt and Shahzad Malik, and the other Investors as set forth in the Purchase Agreement. SVB Leerink acted as the exclusive placement agent for the Private Placement.

The Private Placement is expected to close within five business days of the execution date (the “Closing Date”), subject to the satisfaction of certain customary closing conditions. The Company expects to receive net proceeds from the sale of the Securities of approximately $47.0 million, after deducting placement agent fees and estimated offering expenses. The Company expects to use the net proceeds from the sale of the Securities to fund the continued clinical development of sulopenem and the management of regulatory filings, and for working capital and general corporate purposes.

Pursuant to the Purchase Agreement, the Company agreed to seek shareholder approval (i) as may be required by the applicable rules and regulations of the Nasdaq Stock Market to permit the issuance of the Exchange Shares (as defined below) issuable in connection with the exchange of all Exchangeable Notes issued to the Investors (the “Shareholder Approval”), (ii) to increase the authorized number of ordinary shares, nominal value $0.01 per share, of the Company (the “Ordinary Shares”) under the Company’s constitution to permit the issuance of Exchange Shares issuable in connection with the exchange of all Exchangeable Notes issued to the Investors (“Authorized Shares Approval”) and (iii) as may be required under Irish takeover rules to facilitate the issuance of Exchange Shares without triggering a requirement for a mandatory offer under Irish takeover rules (together with the Shareholder Approval and the Authorized Shares Approval, the “Approvals”). In addition, as required by the Company’s directors, including the directors affiliated with certain of the Investors, the Company agreed to undertake an offering of subscription rights to purchase additional Units (the “Rights Offering”) on a pro rata basis to the Company’s other shareholders that are not Investors pursuant to the Purchase Agreement.

Exchangeable Note Indenture and the Exchangeable Notes

In connection with the transactions contemplated by the Purchase Agreement, on the Closing Date, the Issuer and the Guarantors will enter into an indenture (the “Exchangeable Note Indenture”) with respect to the Exchangeable Notes with U.S. Bank National Association, as trustee (the “Exchangeable Notes Trustee”). The Exchangeable Notes will mature on January 31, 2025, unless earlier exchanged, redeemed or repurchased in accordance with their terms, and will bear simple, non-compounding interest at a rate of 6.500% per year, payable solely on the date of maturity.

The Exchangeable Notes will be senior subordinated obligations of the Issuer and will be guaranteed on a senior subordinated basis by the Guarantors (the “Exchangeable Note Guarantees”). The Exchangeable Notes and Exchangeable Note Guarantees will be unsecured and rank equally with all of the Issuer’s and each Guarantor’s existing and future senior obligations. The Exchangeable Notes will be senior in right of payment to any of the Issuer’s and each Guarantor’s future obligations that are, by their terms, expressly subordinated in right of payment to the Exchangeable Notes and Exchangeable Note Guarantees. The Exchangeable Notes and Exchangeable Note Guarantees will be subordinated to the Issuer’s and the Guarantors’ obligations to Silicon Valley Bank (“SVB”), including their obligations pursuant to the Loan and Security Agreement, dated as of April 27, 2018 and amended as of January 16, 2020, with SVB (the “Loan Agreement”) and any refinancings thereof, subject to the terms of the Exchangeable Note Indenture. In addition, the Exchangeable Notes and Exchangeable Note Guarantees will be effectively subordinated to the Issuer’s and each Guarantor’s secured obligations, including obligations under the Loan Agreement, to the extent of the value of the collateral securing such obligations.

The Exchangeable Notes will be exchangeable, at the Company’s election, into Ordinary Shares, cash or a combination of Ordinary Shares and cash, at an initial exchange rate of 1,000 shares per $1,000 principal amount of Exchangeable Notes (equivalent to an initial exchange price of approximately $1.00 per Ordinary Share). The exchange rate will be subject to anti-dilution adjustments, including weighted-average anti-dilution protections and other customary anti-dilution protections, as set forth in the Exchangeable Note Indenture.

Subject to the terms of the Exchangeable Note Indenture, on or after the one-year anniversary of the Closing Date until the second scheduled trading day immediately preceding January 15, 2025, holders may exchange the Exchangeable Notes at any time. In addition, the Exchangeable Notes will be mandatorily exchangeable if, following the one-year anniversary of the Closing Date and on or prior to January 1, 2025, (i) the U.S. Food and Drug Administration (“FDA”) accepts for filing a new drug application by the Company or any of its affiliates for specified sulopenem products; (ii) the Company has at least $75 million of unrestricted cash, on a consolidated basis without including any net proceeds from sales of the Securities to the Investors and any other financing provided by the Investors after the date of the Exchangeable Note Indenture; and (iii) the daily volume-weighted average price of the Ordinary Shares has been at least $8.00 for 60 consecutive trading days.

The Issuer may at any time on or after the earliest of (i) the later of (x) the date on which certain ownership caps set forth in the Exchangeable Note Indenture no longer apply and (y) one year from the Closing Date, (ii) the consummation of a “fundamental change,” as defined in the Exchangeable Note Indenture, and (iii) the date that the Company enters into a definitive agreement relating to a fundamental change, and, in each case, upon written consent of the holders of any outstanding senior debt, redeem for cash all or a portion of the Exchangeable Notes, at its option. The redemption price will be equal to (a) 115% of the principal amount of the Exchangeable Notes to be redeemed, if the redemption date occurs on or after the approval by the FDA of a new drug application (“FDA Approval”) by the Company for specified sulopenem products and there has been a commercial sale of such a product (collectively, the “Redemption Payment Event”), (b) 300% of the principal amount of the Exchangeable Notes to be redeemed, if the redemption date occurs prior to the Redemption Payment Event, or (c) if a change of control transaction is consummated prior to or within 120 days after the applicable redemption date, the greater of (x) 300% of the principal amount of the Exchangeable Note to be redeemed and (y) the consideration that the holder of the Exchangeable Note to be redeemed would have received in connection with such change of control transaction if the Exchangeable Note had been exchanged immediately prior thereto ((x) and (y) collectively, the “Change of Control Price”), plus, in each case, any accrued and unpaid interest to, but excluding, the redemption date.

If the Company undergoes a “fundamental change,” as defined in the Exchangeable Note Indenture, prior to January 15, 2025, Exchangeable Note holders may require the Issuer to repurchase for cash all or any portion of their

Exchangeable Notes at a fundamental change repurchase price equal to (i) the Change of Control Price, if the fundamental change is not a liquidation event, or (ii) 100% of the principal amount of the Exchangeable Notes to be repurchased, if the fundamental change is a liquidation event, plus, in each case, any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Exchangeable Note Indenture contains customary terms and certain affirmative covenants, including that upon certain events of default occurring and continuing, either the Exchangeable Notes Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Exchangeable Notes may declare 100% of the principal of, and accrued and unpaid interest, if any, on, all the Exchangeable Notes to be due and payable. In addition, the Exchangeable Note Indenture contains negative covenants which, among other things and subject to specified exceptions, prohibit the Issuer and the Guarantors (and their subsidiaries) from (i) incurring any indebtedness that is not permitted by the Exchangeable Note Indenture or amending the terms of any subordinated indebtedness, (ii) entering into strategic transactions or transferring any material assets, (iii) undergoing a change of control transaction (as defined in the Exchangeable Note Indenture), other than a change of control transaction in which each holder of an outstanding Exchangeable Note receives cash consideration of at least 300% of the outstanding principal amount of such Exchangeable Note, (iv) amending or terminating the Company’s license agreement with Pfizer Inc., (v) acquiring other assets or businesses other than in the ordinary course of business or making any loans or other capital contributions or investments in any other person, (vi) entering into transactions with a significant shareholder (as defined in the Exchangeable Note Indenture), and, in addition, prohibit the Company from redeeming or repurchasing any of its capital stock, in each case without first obtaining the consent of the holders representing at least sixty six and two third percent (66 2/3%) of the aggregate principal amount of Exchangeable Notes outstanding, which consent will be subject to a veto right of the holders of 30% of the outstanding Exchangeable Notes which must include Sarissa so long as Sarissa and its affiliates own at least 10% of the outstanding Exchangeable Notes.

Pursuant to the Exchangeable Note Indenture, unless the Company obtains the Shareholder Approval, the Exchangeable Notes issued to the Investors will not be exchangeable for Ordinary Shares to the extent that upon an exchange, among other things, (i) the number of Ordinary Shares then beneficially owned by the holder would exceed 19.99% of the total number of Ordinary Shares issued and outstanding, (ii) the shares issued, when aggregated with any other Ordinary Shares beneficially owned by the holder, would otherwise result in a “change of control” of the Company within the meaning of Nasdaq Listing Rules or (iii) the shares issued, together with all other Ordinary Shares issuable upon exchange of the Exchangeable Notes issued to the Investors, would exceed 19.99% of the issued and outstanding Ordinary Shares immediately prior to the issuance of the Exchangeable Notes to the Investors. In addition, unless the Company obtains the Authorized Shares Approval, the Exchangeable Notes issued to the Investors will not be exchangeable for Ordinary Shares to the extent the shares issued, together with all other Ordinary Shares issuable upon exchange of the Exchangeable Notes issued to the Investors, would exceed the Ordinary Shares available for issuance (less certain reserved shares). The Exchangeable Note Indenture also contains additional restrictions on the issuance of Ordinary Shares in respect of certain Irish laws.

RLN Indenture and the RLNs

In connection with the transactions contemplated by the Purchase Agreement, on the Closing Date, the Issuer and the Guarantors will enter into an indenture (the “RLN Indenture”) with respect to the RLNs with Iterum Holders’ Representative LLC (an affiliate of Sarissa), as the representative of the RLN holders, and Computershare Trust Company, N.A., as trustee (the “RLN Trustee”).

Holders of RLNs will be entitled to payments based solely on a percentage of the Company’s net revenues from U.S. sales of specified sulopenem products (“Specified Net Revenues”). Payments will be due within 75 days of the end of each six-month payment measuring period (a “Payment Measuring Period”), beginning with the Payment Measuring Period ending June 30, 2020 until (i) the “Maximum Return” (as described below) has been paid in respect of the RLNs, or (ii) the “End Date” occurs, which is December 31, 2045, or (iii) December 31, 2025, in the event that the Company has not yet received FDA Approval with respect to one or more specified sulopenem products by such date. The aggregate amount of payments in respect of all RLNs during each Payment Measuring Period will be equal to the product of total Specified Net Revenues earned during such period and the applicable payment rate (the “Payment Rate”), determined based on which of the specified sulopenem products have received FDA Approval. The Payment Rate will be based on the maximum aggregate principal amount of RLNs and will equal (i) up to 15% if the Company or one of its affiliates has received FDA Approval for the use of specified sulopenem products for the treatment of uncomplicated urinary tract infections and (ii) up to 20% if the Company or one of its affiliates has received FDA Approval for the use of specified sulopenem products for the treatment of complicated urinary tract infections but has not received FDA Approval for treatment of uncomplicated urinary tract infections. Each RLN will receive its pro rata share of the interest payable in respect of RLNs, based on the portion such RLN’s principal amount comprises of the aggregate principal amount of all of the RLNs.

Prior to the End Date, the Issuer will be obligated to make payments on the RLNs from Specified Net Revenues until each RLN has received payments equal to $160.00 (or 4,000 times the principal amount of such RLN) (the “Maximum Return”). The principal amount of the RLNs, equal to $0.04 per RLN, is the last portion of the Maximum Return amount to which payments from Specified Net Revenue are applied. If any portion of the principal amount of the outstanding RLNs has not been paid as of the End Date, the Issuer must pay the unpaid portion of the principal amount. If the Issuer fails to pay any amounts on the RLNs that are due and payable, such defaulted amounts will accrue default interest at a rate per annum equal to the prime rate plus three percent (3.00%). Default interest will also accrue on the Principal Amount Multiple (as defined in the RLN Indenture) as a result of certain other defaults under the RLN Indenture at a rate per annum equal to four percent (4.00%).

The RLNs will be senior subordinated obligations of the Issuer and will be guaranteed on a senior subordinated basis by the Guarantors (the “RLN Guarantees”). Payment obligations that arise in respect of the RLNs and RLN Guarantees will be unsecured and rank equally with all of the Issuer’s and each Guarantor’s existing and future senior obligations, other than the Issuer’s and each Guarantor’s obligations to SVB. The RLNs will be senior in right of payment to any of the Issuer’s and each Guarantor’s future obligations that are, by their terms, expressly subordinated in right of payment to the RLNs and RLN Guarantees. The RLNs and RLN Guarantees will be subordinated to the Issuer’s and the Guarantors’ obligations to SVB, including their obligations pursuant to the Loan Agreement and any refinancings thereof, subject to the terms of the RLN Indenture. In addition, the RLNs and RLN Guarantees will be effectively subordinated to the Issuer’s and each Guarantor’s secured obligations, including obligations under the Loan Agreement, to the extent of the value of the collateral securing such obligations.

The Issuer may at any time redeem for cash all, but not less than all, of the RLNs, at its option. The redemption price per RLN will be equal to the Maximum Return for each RLN, less payments made through and including the redemption date, plus certain accrued but unpaid default interest (if any). Upon a change of control of the Company, the Company will require the ultimate beneficial owner or owners controlling the acquiring person or persons to guarantee the obligations of the Issuer under the RLN Indenture. In the event that a change of control occurs before the Company receives FDA Approval with respect to one or more specified sulopenem products, the redemption price per RLN will be reduced to 50% of the Maximum Return for each RLN, less payments made through and including the redemption date, plus certain accrued but unpaid default interest (if any).

In the event the Issuer fails to make payments on the RLNs when due, the sole remedy of the holders of the RLNs will be to institute suit for payment of any such defaulted amounts and any default interest, and no holder will have the right to accelerate payment of any amount in respect of the RLNs, to demand payment of monetary damages (other than such defaulted amounts and any default interest), or to demand payment of the Maximum Return in respect of any RLN prior to any date that any such amount would otherwise become due and payable. In no event shall the Issuer be obligated to make any payment in respect of the RLNs (other than principal and certain default interest) on account of any assets or properties of the Issuer other than the Specified Net Revenues.

The RLN Indenture contains certain terms including affirmative covenants. In addition, the RLN Indenture contains negative covenants which, among other things and subject to specified exceptions, prohibit the Issuer or the Guarantors from (i) selling, transferring or assigning certain assets, (ii) permitting certain subsidiaries of the Company from undergoing a change of control, (iii) agreeing to the creation of certain liens or encumbrances that may reduce the amount of payments under the RLNs, (iv) agreeing to certain amendments, waivers, terminations, assignments or delegations under the Company’s license agreement with Pfizer Inc. and (v) taking others action outside the ordinary course of the business that would reasonably be expected to reduce the amount of payments under the RLNs, in each case without first obtaining the consent of the holders of RLNs representing the right to receive no less than a majority of the aggregate principal amount of the outstanding RLNs, which consent will be subject to a veto right of the holders of 30% of the outstanding RLNs which must include Sarissa so long as Sarissa and its affiliates own at least 10% of the outstanding RLNs.

Investor Rights Agreement

Also in connection with the transactions contemplated by the Purchase Agreement, on the Closing Date, the Issuer and the Guarantors will enter into an investor rights agreement (the “Investor Rights Agreement”) with the Investors.

Pursuant to the terms of the Investor Rights Agreement, for so long as Sarissa and its affiliates own at least 5% or 12.5%, as applicable, of the Company’s outstanding Ordinary Shares on a fully diluted basis, promptly, and in any event no more than 5 business days following written request of Sarissa, the Company will cause the Company’s board of directors to increase to consist of nine or 10 members, as applicable, and the Company will cause the board of directors to consist of no more than 10 members without the prior written consent of Sarissa. In addition, for so long as Sarissa and its affiliates own at least 12.5% of the Company’s outstanding Ordinary Shares on a fully diluted basis, Sarissa will have the right to designate two directors to the Company’s board of directors and, for so long as Sarissa and its affiliates own at least 5% but less than 12.5%, it will have the right to designate one director to the Company’s board of directors (the “Investor Designees”). Pursuant to the terms of the Investor Rights Agreement, such Investor Designees will be appointed to the Company’s board of directors and to be members of the class of directors that was subject to reelection at the Company’s most recent annual meeting of shareholders. The Investor Designees will be entitled to be a member of any committee of the board of directors subject to the terms of the Investor Rights Agreement. Pursuant to the terms of the Investor Rights Agreement, the Investors, subject to specified exceptions, will agree with the Company to vote in favor of the election of the Investor Designees, and the Company will agree to cause the Investor Designees to be named in any relevant proxy statement.

In addition, pursuant to the terms of the Investor Rights Agreement, for so long as Sarissa owns 10% of the Company’s outstanding Ordinary Shares on a fully diluted basis, Sarissa will have a right of first offer with respect to future proposed equity financings of the Company up to that portion of such new securities which equals Sarissa’s, together with its affiliates, percentage ownership of the Company’s outstanding Ordinary Shares on a fully diluted basis, subject to specified exceptions for certain exempt issuances and pursuant to specified procedures. In the event the Company’s board of directors determines in good faith that the Company must conduct an equity financing on an expedited basis without compliance with the right of first offer described above in order to avoid material harm to the Company or any of its affiliates, the Company may effect and consummate such equity financing and, as promptly as practicable following the consummation of such equity financing, Sarissa will have the opportunity to participate in such equity financing and be put in the same place (including in respect of the percentage ownership of the equity securities of the Company) Sarissa would have been had such equity financing been effected in accordance with the terms of the right of first offer. As set forth in the Investor Rights Agreement, in any 12 month period, the Company may conduct an equity financing without compliance with the pre-emptive rights described above (an “Excused Issuance”); provided that the Company may not issue new securities (other than specified exempted securities) exceeding (in the aggregate with all other Excused Issuances during such 12 month period) 5% of the issued and outstanding Ordinary Shares on a fully diluted basis, and the Company may not issue new securities (other than specified exempted securities) in exchange for consideration (whether in cash or other property) the value of which exceeds (in the aggregate with all other Excused Issuances during such 12 month period) $5.0 million. The Company may only consummate two Excused Issuances for so long as the Investor Rights Agreement is in effect.

As set forth in the Investor Rights Agreement, the Issuer and the Guarantors will agree to file a registration statement covering (a) in the case of a registration statement on Form S-1, the resale of the Exchangeable Notes, the Ordinary Shares issuable in connection with the exchange of the Exchangeable Notes (the “Exchange Shares”) and the RLNs or (b) in the case of a registration statement on Form S-3, the Exchange Shares (the securities in (a) and (b) together, the “Registrable Securities”). Under the Investor Rights Agreement, the Company will agree to file an initial registration statement covering the resale by the Investors of their Registrable Securities within 10 business days following the later of (x) the earlier of (I) the consummation of the Rights Offering and (II) one year following the Closing Date and (y) the date on which the number of unissued Ordinary Shares available for issuance (less certain reserved shares) is greater than the total number of Ordinary Shares issuable upon exchange of the then-outstanding Exchangeable Notes (the “Registration Trigger”). The Issuer and the Guarantors will agree to use their best efforts to cause the initial registration statement to be declared effective within 60 days after the Registration Trigger or as soon as practicable thereafter and to keep a registration statement on Form S-1 or Form S-3, depending on the circumstances specified in the Investor Rights Agreement, effective until the earlier of the date (i) the Registrable Securities covered by such registration statement have been sold or may be resold pursuant to Rule 144 without restriction or (ii) that is six years following the date the initial registration statement initially becomes effective. The Issuer and certain of the Guarantors will agree to be responsible for certain fees and expenses incurred in connection with the registration of the Registrable Securities (other than discounts, commissions and fees of underwriters, selling brokers and dealer managers).

In the event (i) a registration statement has not been timely filed or (ii) during the required effectiveness period a registration statement covering the Registrable Securities ceases to be effective for resales of Registrable Securities for more than 60 consecutive days or for more than 120 days in any 12-month period (together, a “Registration Default”), then, subject to certain limited exceptions, (a) with respect to Registrable Securities that constitute Exchangeable Notes, the interest rate on such Exchangeable Notes will be increased by 0.25% per annum for each 90-day period of such Registration Default, up to a maximum increase of 1.00% per annum and (b) with respect to Registrable Securities that constitute RLNs, interest will accrue at 0.25% per annum on the Principal Amount Multiple (as defined in the RLN Indenture) of such RLNs for the first 90-day period of such Registration Default and an additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum of 1.00% per annum. Such interest will become due and payable, in the case of the RLNs, on each interest payment date during which such Registration Default is continuing and, in the case of the Exchangeable Notes, upon a redemption, fundamental change repurchase or the date of maturity.

The Issuer and the Guarantors will grant the Investors customary indemnification rights in connection with the registration statement(s) to be filed pursuant to the Investor Rights Agreement. The Investors will also grant the Issuer and the Guarantors customary indemnification rights in connection with the registration statement(s).

Amendment to Loan and Security Agreement

On January 16, 2020, the Issuer and certain of the Guarantors entered into an amendment to the Loan Agreement with SVB. Under the amendment, SVB agreed to certain modifications to the terms of the Loan Agreement to accommodate the issuance of the Units in the private placement plus future issuances of Units up to an aggregate of $10 million.

The foregoing descriptions of the Purchase Agreement, the Exchangeable Note Indenture, the Exchangeable Notes, the RLN Indenture, the RLNs, the Investor Rights Agreement and the amendment to the Loan Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, the form of Exchangeable Note Indenture, the form of Exchangeable Notes, the form of RLN Indenture, the form of RLNs, the form of Investor Rights Agreement and the amendment to the Loan Agreement, copies of which are filed as Exhibits 10.1, 4.1, 4.2, 4.3, 4.4, 10.2 and 10.3 hereto, respectively, and incorporated by reference herein.

The representations, warranties and covenants contained in the agreements described herein were or will be made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the agreements are incorporated herein by reference only to provide investors with information regarding the terms thereof and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission (“SEC”).

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Securities, nor shall there be any offer, solicitation or sale of the Securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the headings “Exchangeable Note Indenture and the Exchangeable Notes” and “RLN Indenture and the RLNs” is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Private Placement” is incorporated herein by reference.

Based in part upon the representations of the Investors in the Purchase Agreement, the offering and sale of the Securities was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D under the Securities Act. The Securities have not been registered under the Securities Act or any state securities laws, and the Securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the Securities did not involve a public offering and was made without general solicitation or general advertising. The Investors represented that they are accredited investors, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that they are acquiring the Securities for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of the United States federal securities laws.

Item 8.01 Other Events.

On January 17, 2020, the Company issued a press release announcing the Private Placement. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Company expects that the net proceeds from the Private Placement, together with its existing cash and cash equivalents, will enable it to fund its operating expenses and capital expenditure requirements into the second half of 2020. However, the Company has based this estimate on assumptions that may prove to be wrong, and its operating plans may change as a result of many factors currently unknown to the Company. As a result, the Company could deplete its capital resources sooner than it currently expects.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, those regarding: the expected closing of the Private Placement, anticipated proceeds from the Private Placement, the Rights Offering, the Company’s plans to file a registration statement to register the resale of the Registrable Securities, the Company’s plans to obtain the Approvals, the use of proceeds from the Private Placement or any future issuance of the Securities, expectations with respect to the sufficiency of the Company’s cash resources, the development, therapeutic and market potential of sulopenem, and the timing, progress and results of clinical trials and regulatory submissions and potential product sales. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” “will,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to: general economic and market conditions; the uncertainties inherent in the conduct of clinical trials, clinical trial patient enrollment, availability and timing of data from clinical trials; changes in regulatory requirements or decisions of regulatory authorities, including uncertainties associated with regulatory review of clinical trials and applications for marketing approval; changes in public policy or legislation; the actions of third-party clinical research organizations, suppliers and manufacturers; commercialization plans and timelines, if approved; the sufficiency of the Company’s cash resources and its ability to continue as a going concern; and other factors discussed under the caption “Risk Factors” in the Company’s most recently filed Quarterly Report on Form 10-Q and its other filings with the SEC. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Indenture (including form of note), to be dated as of the Closing Date, by and among Iterum Therapeutics Bermuda Limited, Iterum Therapeutics plc, Iterum Therapeutics International Limited, Iterum Therapeutics US Limited, Iterum Therapeutics US Holding Limited and U.S. Bank National Association, as trustee.

4.2	Form of 6.500% Exchangeable Senior Subordinated Note due 2025 (included within Exhibit 4.1).

4.3	Form of Indenture (including form of note), to be dated as of the Closing Date, by and among Iterum Therapeutics Bermuda Limited, Iterum Therapeutics plc, Iterum Therapeutics International Limited, Iterum Therapeutics US Limited, Iterum Therapeutics US Holding Limited, Iterum Holders’ Representative LLC and Computershare Trust Company, N.A., as trustee.

4.4	Form of Limited Recourse Royalty-Linked Subordinated Note (included within Exhibit 4.3).

10.1	Securities Purchase Agreement, dated as of January 16, 2020, by and among Iterum Therapeutics Bermuda Limited, Iterum Therapeutics plc, Iterum Therapeutics International Limited, Iterum Therapeutics US Limited, Iterum Therapeutics US Holding Limited and the Investors party thereto.

10.2	Form of Investor Rights Agreement, to be dated as of the Closing Date, by and among Iterum Therapeutics Bermuda Limited, Iterum Therapeutics plc, Iterum Therapeutics International Limited, Iterum Therapeutics US Limited, Iterum Therapeutics US Holding Limited and the Investors party thereto.

10.3	First Amendment to Loan and Security Agreement, dated as of January 16, 2020, by and among Iterum Therapeutics Bermuda Limited, Iterum Therapeutics International Limited, Iterum Therapeutics US Limited, Iterum Therapeutics US Holding Limited and Silicon Valley Bank.

99.1	Press Release, dated January 17, 2020, of Iterum Therapeutics plc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITERUM THERAPEUTICS PLC

Date: January 17, 2020	By:	/s/ Corey N. Fishman
Corey N. Fishman Chief Executive Officer